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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MARCH 2, 2006


                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)
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

         OHIO                           0-16540                  34-1405357
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)               (File Number)           Identification No.)
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
  201 SOUTH 4TH STREET, MARTINS FERRY, OHIO                          43935-0010
   (Address of principal executive offices)                          (Zip Code)
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       Registrant's telephone number, including area code: (740) 633-0445


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
            DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 2, 2006, Mr. James W. Everson, the Company's Chairman, President and Chief Executive Officer, has been appointed to serve as the Interim President and Chief Executive Officer of The Glouster Community Bank, Lancaster, Ohio. Mr. Everson replaces Alan M. Hooker who is no longer affiliated with United Bancorp and its subsidiary banks. Mr. Everson also presently serves as Chairman of the Board of Directors of both The Glouster Community Bank and The Citizens Bank, of Martins Ferry, Ohio, each of which are wholly-owned subsidiaries of the Company.

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $411.9 million and total shareholder's equity of approximately $32.5 million as of December 31, 2005. Affiliates of the Company include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The NASDAQ SmallCap Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated:   March 2, 2006

                                                 /s/ Randall M. Greenwood
                                                 -------------------------------
                                                 Randall M. Greenwood
                                                 Senior Vice President and CFO